CERTIFICATE OF INCORPORATION
OF
HOLOGIC, INC.

The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and generally known as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Hologic, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Lookerman Square, Suite L-100, Dover, County of Kent, Delaware 19901; and the name of the registered agent of the Corporation in the State of Delaware at such address is Prentice-Hall Corporate Services.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be (a) to engage in the manufacture, sale, research and development of medical products and (b) any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

(a)    The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 10,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).

(b)    The Preferred Stock may be issued and designated by the Board of Directors, in one or more classes or series and with such rights, powers, preferences and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action. With respect to each class or series of Preferred Stock, prior to issuance, the Board of Directors by resolution shall designate that class or series to distinguish it from other classes and series of stock of the Corporation, shall specify the number of shares to be included in the class or series, and shall fix the rights, powers, preferences and terms of the shares of the class or series, including, but without limitation: (i) the dividend rate, which may be fixed or variable, its preference as to any other class or series of capital stock, and whether dividends will be cumulative or noncumulative; (ii) whether the shares are to be redeemable and, if so, at what times and prices (which price or prices may, but need not, vary according to the time or circumstances of such redemption) and on what other terms and conditions; (iii) the terms and amount of any sinking fund provided for the purchase or redemption of the shares; (iv) whether the shares shall be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (v) the voting rights, if any, applicable to the shares in addition to those prescribed by law; (vi) the restrictions and conditions, if any, on the issue or reissue of any additional shares of such class or series or of any other class or series of Preferred Stock ranking on a parity with or prior to the shares of such class or series; (vii) whether, and the extent to which, any of the rights, powers, preferences and terms of any such class or series may be made dependent upon facts ascertainable outside of the Certificate of Incorporation or outside the resolution or resolutions providing for the issuance of such class or series by the Board of Directors, provided that the manner in which such facts shall operate is clearly set forth in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors; and (viii) the rights of the holders of such shares upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

FIFTH: The name and the mailing address of the incorporator(s) are as follows:

        NAME             ADDRESS

        Ann C. Brachman             Brown, Rudnick, Freed & Gesmer
                    One Financial Center
        Boston, MA 02111

SIXTH: The name and the mailing address of the directors of the Corporation, each of whom shall serve until the first annual meeting of shareholders and until his or her successor is elected and qualified, are as follows:

        NAME             ADDRESS

S. David Ellenbogen         300 Bear Hill Road
             Waltham MA 02154

Jay A. Stein         300 Bear Hill Road
            Waltham MA 02154

Esther Sharp         One Post Office Square
                Suite 3800
            Boston MA 02109

SEVENTH: The Corporation shall have perpetual existence.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(a)    The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

(b)    The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

(c)    The Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

TENTH:

(a)    The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

ELEVENTH: From time to time, subject to the provisions of this Certificate of Incorporation (including without limitation the provisions of paragraph (d) of Article Twelfth and of Article Fourteenth), any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.

TWELFTH:

(a)    Any direct or indirect purchase or other acquisition in one or more transactions by the Corporation or any Subsidiary of any of the outstanding Voting Stock of any class from any one or more individuals or entities known by the Corporation to be a Related Person, who has beneficially owned such security or right for less than two years prior to the date of such purchase, at a price in excess of the Fair Market Value shall, except as hereinafter provided, require the affirmative vote of the holders of at least two-thirds of the shares of
Voting Stock, voting as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (i) a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder, or any successor rule or regulation or (ii) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act or any successor rule or regulation.

(b)    A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelfth including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a price is in excess of Fair Market Value.

(c)    Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

(d)    Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article Twelfth.

THIRTEENTH: The Board of Directors of the Corporation, when evaluating any offer of another Person to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including but without limitation, the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

FOURTEENTH: Except as otherwise provided in this Certificate of Incorporation, the By-laws, any designation of terms pursuant to Section 151 of the General Corporation Law of the State of Delaware, any vote required by stockholders pursuant to said General Corporation Law, other than the election of directors (which shall not be affected by this provision), shall be effective if recommended by a majority of the Continuing Directors and the vote of a majority of each class of stock outstanding and entitled to vote thereon; and if not recommended by a majority of the Continuing Directors, then by the vote of 80% of each class of stock outstanding and entitled to vote thereon.

FIFTEENTH: Definitions

The following definitions shall apply for the purpose of Articles Twelfth, Thirteenth and Fourteenth only:

(a)    “Affiliate” shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

(b)    “Associate” shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

(c)    “Continuing Director” shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

(d)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, from time to time.

(e)    “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(f)    “Massachusetts Predecessor” shall mean Hologic, Inc., a Massachusetts corporation.

(g)    “Merger Date” shall mean the date upon which the Massachusetts predecessor merges with and into the Corporation.

(h)    “Person” shall mean any individual, firm, corporation or other entity.

(i)    “Related Person” shall mean any Person (other than the Corporation, any Subsidiary or any individual who was a stockholder of the Corporation’s Massachusetts Predecessor on December 31, 1985) which, together with its Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individual who was a stockholder of the Corporation’s Massachusetts Predecessor on December 31, 1985) with which it or they have entered into, after the Merger Date, any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after the Merger Date.

(j)    “Subsidiary” shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

(k)    “Voting Stock” shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

Signed on the 18th day of January, 1990.

                    /s/ Ann C. Brachman
                --------------------
                Ann C. Brachman, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hologic, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:    That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:

    (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by S. David Ellenbogen, its Chairman, this 27th day of February, 1996.

HOLOGIC, INC.

By: /s/ S. David Ellenbogen
----------------------------
Name: S. David Ellenbogen
Title: Chairman

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hologic, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:

(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 90,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by Glenn P. Muir, its Executive Vice President, this 15th day of November 2005.

HOLOGIC, INC.

By:	/s/ GLENN P. MUIR
Name:	Glenn P. Muir
Title:	Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Hologic, Inc. held on May 19, 2007, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED: That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:
(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 300,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, on October 18, 2007, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by Glenn P. Muir, its Executive Vice President, this 22nd day of October, 2007.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Hologic, Inc. held on January 11, 2008, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED: That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:
(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 750,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a annual meeting of the stockholders of said corporation was duly called and held, on March 11, 2008, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by Glenn P. Muir, its Executive Vice President, this 11th day of March, 2008.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President